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                                                                   EXHIBIT 10.12

          Amendment to Salary continuation plan of Timothy P. Walbridge

                   AMENDMENT TO EXECUTIVE SALARY CONTINUATION
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                                    AGREEMENT
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     This Amendment to Executive Salary Continuation Agreement ("Amendment") is
made and entered into by and between Redlands Centennial Bank, a California state banking corporation ("Employer"), and Timothy Walbridge ("Executive").

                                    RECITALS
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     A. Employer and Executive are parties to that certain Executive Salary
Continuation Agreement ("Agreement"), dated August 1, 2001.

     B. Employer and Executive wish to amend the Agreement as provided in this Amendment.

                                    AMENDMENT
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     1. Section 1.2 of the Agreement is amended to read as follows:

               1.2. Annual Benefit. The term "Annual Benefit" shall mean an
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          annual sum of one hundred thousand dollars ($100,000), increased by 3%
          on each anniversary of the date of this Agreement until the date of the first payment hereunder, multiplied by the Applicable Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

     2. Section 1.9 of the Agreement is amended to read as follows:

               1.9. Retirement. The term "Retirement" or "Retires" shall refer
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          to the date on which the Executive attains the age of at least sixty-five (65) and acknowledges in writing to the Employer to be the last day he will provide any significant personal services, whether as an employee, director or independent consultant or contractor, to the Employer. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty
          (30) day period.

     3. Section 11.2 of the Agreement is amended to provide that any arbitration shall be conducted in Southern California.

     4. Except as specifically amended herein, the Agreement shall remain in full force and effect as written.

                                      REDLANDS CENTENNIAL BANK


Dated:   December 1, 2001             By: /s/ Pat Meyer
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                                      Pat Meyer, Chairman of the Board


Dated:   December 1, 2001              /s/ Timothy P. Walbridge
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                                      Timothy P. Walbridge, Executive